Exhibit 10.9

EXCESS OF LOSS REINSURANCE AGREEMENT

Between

REPUBLIC INSURANCE COMPANY

WILMINGTON, DELAWARE

(hereinafter, the “Reinsured”)

AND

“WINTERTHUR” SWISS INSURANCE COMPANY

WINTERTHUR, SWITZERLAND

(the Reinsurer)

Effective January 1, 1994

ARTICLE I

PURPOSE

It is hereby agreed that the purpose of this Agreement is to protect the Reinsured against any excessive aggregate loss under its subsidiary companies (as listed in Exhibit A attached hereto) arising out of or relating to any loss occurrence during the term of all underlying liabilities, as defined below, directly occasioned by any one earthquake and fire following which is directly occasioned by the earthquake. However, the duration and extent of any one loss occurrence shall be limited to all individual losses sustained by the Reinsured and its subsidiary companies occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event.

ARTICLE II

REINSURANCE AFFORDED

The Reinsurer hereby agrees that it will indemnify the Reinsured for one hundred percent (100%) of the amount by which the Reinsured’s liabilities and obligations, including but not limited to Insurance Requirements Plans, arising out of or relating to a loss occurrence (the “underlying liabilities”) during the term of this Agreement exceed One Hundred Fifty Million Dollars ($150,000,000.00), net of retrocessional recoveries received under the Reinsured’s Excess Per Risk Reinsurance Programs.

ARTICLE III

TERM

Upon approval by the appropriate state regulatory authorities, this Agreement shall be effective as of 12:01 A.M. Central Standard Time, January 1, 1994 for all loss occurrences occurring during the calendar year 1994.

ARTICLE IV

SALVAGES AND RECOVERIES

In the event of any salvage or other recoveries being received or made subsequent to settlement of any loss under this reinsurance, the amount of loss hereunder shall be recalculated on the basis of what it would have been settled at had the amount of the salvage or recovery been known at the time the loss hereunder was originally determined. Any amounts thus found to be due to the Reinsurer shall be immediately paid to it by the Reinsured.

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ARTICLE V

PREMIUM

The Premium payable to the Reinsurer shall be One Dollar ($1.00), together with other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Reinsurer.

ARTICLE VI

INSOLVENCY

In the event of the insolvency of the Reinsured, all reinsurance payable under this Agreement shall be payable directly to the Reinsured or its liquidator, receiver, conservator or other statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim.

ARTICLE VII

SETTLEMENT

The liability of the Reinsurer to the Reinsured under the terms of this Agreement shall be calculated, determined, and payable as the Reinsured’s underlying liabilities in excess of $150,000,000.00 are realized and paid.

All amounts payable hereunder shall be paid in United States currency.

ARTICLE VIII

INSPECTION

The Reinsurer or its duly appointed representative shall have free access to all books and records of the Reinsured at any and all reasonable times for the purpose of obtaining any and all information concerning the reinsurance or the subject matter thereof.

ARTICLE IX

ARBITRATION

If any dispute shall arise between the Reinsured and the Reinsurer with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, the dispute shall be referred to three arbiters, one chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the

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requesting party may nominate two arbitrators, who shall choose the third. Each party shall submit its case to the arbitrators within thirty days of the appointment of the arbitrators. The arbitrators shall consider this Agreement an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on the Reinsured and the Reinsurer. The expense of the arbitrators and arbitration shall be equally divided between the Reinsured and the Reinsurer. Any such arbitration shall take place in Dallas, Texas. The arbitrators shall be officers of insurance companies.

ARTICLE X

JURISDICTION AND SERVIE OF SUIT

A. In the event of the failure of the Reinsurer to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Reinsured, shall submit to the jurisdiction of any court of competent jurisdiction in any State of the United States, comply with all requirements necessary to give such court jurisdiction, and abide by the final decision of such court or of any appellate court in the event of an appeal. This provision, however, is not intended to conflict with or override the obligation of the parties to this Agreement to arbitrate their disputes under this Agreement.

B. The Reinsurer hereby designates the Commissioner of the State of Delaware as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Reinsured. This provision, however, is not intended to conflict with or override the obligation of the parties to this agreement to arbitrate their disputes under this Agreement.

ARTICLE XI

RESERVE FUNDING

To the extent that the Reinsurer is required by any state or federal regulatory body having jurisdiction over the reserves of the Reinsured, to secure or collateralize its liabilities and obligations under the Agreement, the Reinsurer agrees to do so by either, at the Reinsurer’s option, obtaining unconditional, clean and irrevocable letters of credit issued by a member of the federal reserve system acceptable to the appropriate regulatory authority, or by establishing and depositing assets in a trust account in any similarly qualified bank. The letters of credit or trust assets may be required by the appropriate regulatory authority so as to allow the Reinsured to take credit in its financial statements for

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the full amount of any funds due from or liabilities ceded to the Reinsurer hereunder.

ARTICLE XII

OFFSET

Any balances due for settlement under this Agreement may be set off against any other balances outstanding under this Agreement between the Reinsured and the Reinsurer.

ARTICLE XIII

GENERAL PROVISIONS

A. This Agreement is intended as the entire agreement of the parties, and supersedes and subsumes all prior agreements between the parties, whether oral or written, with respect to the matters addressed herein.

B. This Agreement may only be amended by written addendum to this Agreement, individually executed by the Reinsurer and the Reinsured, such addendum being effective only upon notice to and approval by the appropriate regulatory authority.

C. This Agreement may not be assigned by any party without the prior written consent of the other party.

D. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, successors, and assigns.

E. The titles and captions of the paragraphs and sections of this Agreement are included solely for convenience of reference and are not a part of, nor shall they be used to construe any term or provision of the Agreement.

F. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

G. If any provision of this Agreement shall prove or be held to be invalid by any court or regulatory agency of competent authority and jurisdiction, such provision shall be deemed invalid and shall be severed, such severance not otherwise affecting the remaining provision of this Agreement.

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Executed in Dallas, Texas to take effect on the date first noted above.

REINSURED:

REPUBLIC INSURANCE COMPANY

/s/ LAURA K. HINSON
Laura K. Hinson, Vice President

REINSURER:

“WINTERTHUR” SWISS INSURANCE COMPANY

/s/ H.R. STUCKI

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EXHIBIT A

Attached to and made a part of

EXCESS OF LOSS REINSURANCE AGREEMENT

Republic Insurance Company, Delaware

Vanguard Insurance Company, Texas

Blue Ridge Insurance Company, Maryland

ADDENDUM NO. 1 TO

EXCESS OF LOSS REINSURANCE AGREEMENT

between

REPUBLIC INSURANCE COMPANY

WILMINGTON, DELAWARE

(hereinafter, the “Reinsured”) AND

“WINTERTHUR” SWISS INSURANCE COMPANY

WINTERTHUR, SWITZERLAND

(the “Reinsurer”)

Effective January 1, 1994

IT IS HEREBY AGREED, effective January 1, 1994, with respect to business in force at that date or issued or renewed thereafter:

That the following sentence shall be added to the end of ARTICLE VII - SETTLEMENT:

The Reinsured shall establish a statement of account and shall submit it to the Reinsurer on at least a quarterly basis. The Reinsurer shall verify the statement of account and pay the balance, if any, owed thereon by Reinsurer within 4 weeks of its receipt thereof.

The provisions of this Agreement shall remain otherwise unchanged.

Executed in Dallas, Texas to take effect on the date first noted above.

REINSURED:

REPUBLIC INSURANCE COMPANY

/s/ LAURA K. HINSON
Laura K. Hinson, Vice President

REINSURER:

“WINTERTHUR” SWISS INSURANCE COMPANY

/s/ H. R. STUCKI
H. -R. Stucki, General Manager

ADDENDUM NO. 2

to the

EXCESS OF LOSS REINSURANCE AGREEMENT

(hereinafter the “Agreement”)

between

REPUBLIC INSURANCE COMPANY

and

“WINTERTHUR” SWISS INSURANCE COMPANY

Effective Date of the agreement – January 1, 1994

IT IS HEREBY AGREED, effective January 1, 1996, that:

(i) Republic Insurance Company is replaced by Republic Underwriters Insurance Company as the Reinsured under the Agreement and all right, title, interest and obligations of Republic Insurance Company, as the Reinsured, are conveyed and assigned to Republic Underwriters Insurance Company; and

(ii) Exhibit A of the Agreement is amended to reflect Republic Insurance Company, Vanguard Insurance Company and Blue Ridge Insurance Company as subsidiary companies; and

(iii) Paragraph F of ARTICLE XIII – GENERAL PROVISIONS is amended in its entirety to read as follows:

“F. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.”

The provision of the Agreement shall remain otherwise unchanged.

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Addendum as of the dates indicated below.

REPUBLIC INSURANCE COMPANY

By:	/s/ BRUCE R. MILLIGAN
Bruce R. Milligan
President & CEO

Date:	January 30, 1997

WINTERTHUR SWISS INSURANCE COMPANY

By:	/s/ H.R. STUCKI
H.R. Stucki
General Manager

Date:	January 30, 1997

ACCEPTANCE:

Republic Underwriters Insurance Company accepts the assignment and modification of the Agreement and agrees to be bound by all of its terms and conditions.

REPUBLIC UNDERWRITERS INSURANCE COMPANY

By:	/s/ BRUCE R. MILLIGAN
Bruce R. Milligan
President & CEO

Date:	January 30, 1997

EXECUTION COPY

ADDENDUM NO. 3

TO

EXCESS OF LOSS REINSURANCE AGREEMENT

BETWEEN

REPUBLIC UNDERWRITERS INSURANCE COMPANY

AND

WINTERTHUR SWISS INSURANCE COMPANY

This Addendum No. 3 (referred to herein as this “Addendum”) is hereby incorporated into and made a part of the Excess of Loss Reinsurance Agreement between Republic Underwriters Insurance Company and Winterthur Swiss Insurance Company. Republic Underwriters Insurance Company (referred to herein as “Republic Underwriters”) and Winterthur Swiss Insurance Company (referred to herein as “Winterthur”) are referred to in this Addendum singularly as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the provisions of that certain Quota Share Reinsurance Agreement, effective January 1, 1996, between Republic Underwriters, as reinsurer, and Republic Insurance Company (referred to herein as “Republic Insurance”), as reinsured, (referred to herein as the “Republic Insurance Agreement”) Republic Underwriters reinsures 100% of the liabilities and obligations of Republic Insurance arising out of or in connection with certain Covered Business as described in the Republic Insurance Agreement, which liabilities and obligations include liabilities and obligations directly occasioned by the 1994 California earthquake referred to commonly and herein as the “Northridge Earthquake”;

WHEREAS, pursuant to the provisions of that certain Quota Share Reinsurance Agreement, effective January 1, 1996, between Republic Underwriters, as reinsurer, and Vanguard Insurance Company (now known as Winterthur International America Insurance Company and referred to herein as “Vanguard”), as reinsured, (referred to herein as the “Vanguard Agreement”) Republic Underwriters reinsures 100% of the liabilities and obligations of Vanguard arising out of or in connection with certain Covered Business as described in the Vanguard Agreement, which liabilities and obligations include liabilities and obligations directly occasioned by the Northridge Earthquake;

WHEREAS, pursuant to the provisions of that certain Quota Share Reinsurance Agreement, effective January 1, 1996, between Republic Underwriters, as reinsurer, and Blue Ridge Insurance Company (referred to herein as “Blue Ridge”), as reinsured, (referred to herein as the “Blue Ridge Agreement”) Republic Underwriters reinsures

100% of the liabilities and obligations of Blue Ridge arising out of or in connection with certain Covered Business as described in the Blue Ridge Agreement, which liabilities and obligations include liabilities and obligations directly occasioned by the Northridge Earthquake;

WHEREAS, pursuant to the provisions of the Republic Insurance Agreement, the Vanguard Agreement and the Blue Ridge Agreement (referred to herein collectively as the “Reinsurance Agreements”), Republic Underwriters provides claims handling on Covered Business;

WHEREAS, pursuant to the provisions of that certain Excess of Loss Reinsurance Agreement, effective January 1, 1994, as amended, between Winterthur, as reinsurer, and Republic Underwriters, as reinsured, (referred to herein as the “Winterthur Agreement”), Winterthur indemnifies Republic Underwriters for one hundred percent of the amount by which Republic Underwriters’ liabilities and obligations, including but not limited to losses, loss adjustment expenses and assessments for Fair Access to Insurance Requirements Plans, arising out of or relating to a loss occurrence, as defined in the Winterthur Agreement, during the term of the Winterthur Agreement exceed One Hundred Fifty Million Dollars, net of retrocessional recoveries received under Republic Underwriters’ Excess Per Risk Reinsurance Programs;

WHEREAS, Winterthur hereby acknowledges that Republic Underwriters’ liabilities and obligations, including but not limited to losses, loss adjustment expenses and assessments for Fair Access to Insurance Requirements Plans, arising out of or relating to a loss occurrence, as defined in the Winterthur Agreement, during the term of the Winterthur Agreement have already exceeded One Hundred Fifty Million Dollars, net of retrocessional recoveries received under Republic Underwriters’ Excess Per Risk Reinsurance Programs;

WHEREAS, the intent of the Winterthur Agreement is to indemnify Republic Underwriters for liabilities and obligations under the Reinsurance Agreements arising out of or relating to the Northridge Earthquake;

WHEREAS, a Stock Purchase Agreement has been entered into pursuant to which Winterthur will cease to own indirectly Republic Underwriters, and Republic Underwriters will cease to be an indirect subsidiary company of Winterthur;

WHEREAS, subsequent to Republic Underwriters ceasing to be an indirect subsidiary company of Winterthur, it is the intent of the Parties that Republic Underwriters continue to manage all claims and litigation related matters arising from or related to the Northridge Earthquake pursuant to the Reinsurance Agreements in the manner in which it currently performs such functions;

WHEREAS, it is the intent of the Parties that this Addendum set forth in more particular detail the manner in which Republic Underwriters will manage all claims and litigation related matters arising from or related to the Northridge Earthquake pursuant to the Reinsurance Agreements and the funding by Winterthur of its obligations pursuant to the Winterthur Agreement;

WHEREAS, Winterthur desires to ensure that Republic Underwriters will continue to manage all claims and litigation related matters arising from or related to the Northridge Earthquake in the manner currently followed by Republic Underwriters; and

WHEREAS, the Parties desire to enter into this Addendum setting forth the manner in which Republic Underwriters will continue to manage all claims and litigation related matters under the Reinsurance Agreements arising from or related to the Northridge Earthquake.

NOW, THEREFORE, Republic Underwriters and Winterthur agree as follows:

ARTICLE 1 - SERVICES

1.1 Services. Republic Underwriters shall provide claims and litigation related services (referred to herein as the “Services”) for claims and litigation matters arising from or related to policies reinsured by Republic Underwriters pursuant to the Reinsurance Agreements and subsequently reinsured by Winterthur pursuant to the Winterthur Agreement (referred to herein as the “Claims”). Republic Underwriters shall provide the Services until all Claims have been finally settled or until Winterthur has provided written notice to Republic Underwriters that Winterthur is assuming control of, and no longer requires Republic Underwriters to provide, the Services. In the event that Winterthur elects to assume control of the Services, Republic Underwriters shall cooperate in promptly transferring such Services to Winterthur or Winterthur’s delegee; provided, however, that the transfer of such services will not affect the provision by Winterthur to Republic Underwriters of reinsurance under the Winterthur Agreement.

1.2 Scope of Services. The Services provided by Republic Underwriters on behalf of Republic Insurance, Vanguard and Blue Ridge (referred to herein collectively as the “Companies”), as applicable, in connection with the Claims shall be a continuation of the services provided by Republic Underwriters immediately preceding the execution of this Addendum by the Parties and shall include, but not be limited to, the following, which shall be performed by Republic Underwriters in a manner consistent with the standards set forth in Section 1.3 below, either directly by Republic Underwriters or through third parties retained by or on behalf of Republic Underwriters (in which event Republic Underwriters shall remain fully responsible for the Services as if such retention had not occurred):

(a)	Investigation of Claims;

(b)	Adjustment of Claims;

(c)	Settlement of Claims;

(d)	Payment of Claims;

(e)	Payment of Loss Adjustment Expenses;

(f)	Retaining of and contracting for attorneys to defend lawsuits (including, but not limited to, declaratory judgment actions) and provide coverage recommendations;

(g)	Payment of final judgments, decrees or awards rendered against the Companies;

(h)	Providing or obtaining necessary litigation related services;

(i)	Asserting applicable legal and evidentiary privileges;

(j)	Accepting service of process or other legal documents related to the Claims;

(k)	Retaining and contracting for appraisers, umpires, experts and other third parties;

(l)	Retaining and contracting for mediators and arbitrators;

(m)	Providing or obtaining mediation and arbitration related services;

(n)	Maintaining Claims files and other appropriate files in accordance with applicable laws, regulations and Republic Underwriters’ record retention practices;

(o)	Establishing reserve amounts;

(p)	Providing Monthly Invoices (as defined below), in the form set forth in Attachment 1 hereto, for Indemnification Amounts due to Republic Underwriters;

(q)	Reporting to and seeking recovery from applicable insurers and reinsurers; and

(r)	Providing appropriate employees or other individuals to serve as representatives during trials, mediations or arbitrations.

1.3 Standard of Conduct. The Services provided by Republic Underwriters shall (i) comply with applicable laws and governmental regulations and (ii) be of the same standards of diligence and business conduct as Republic Underwriters follows in its own business operations, which standards shall not be less stringent than those followed by Republic Underwriters in providing the Services immediately prior to the execution of this Addendum. If such compliance is impossible for reasons beyond its control, Republic Underwriters will notify Winterthur of that fact and the reasons for noncompliance.

1.4 Winterthur Oversight.

(a) As promptly as practicable following the date hereof and within 45 days after the end of each calendar quarter thereafter, Republic Underwriters will provide Winterthur a bordereau of outstanding Claims including those which are in litigation as of the date hereof. Republic Underwriters will advise Winterthur in writing within 15 days of material developments for each Claim for which the Indemnification Amount (as defined in Article 3) is reasonably likely to exceed $200,000 (a “Claims Notice”). Such Claims Notice shall be in the form attached hereto as Exhibit A. Failure to provide a Claims Notice in a timely manner shall not be deemed a waiver of Republic Underwriters’ rights hereunder, except to the extent that such failure causes Winterthur to suffer actual prejudice. In the event that Winterthur determines that the amount set forth in the second preceding sentence for which Republic Underwriters must provide a Claims Notice do not provide Winterthur with adequate protection, Winterthur may, upon prior written notice to Republic Underwriters, reasonably reduce such amount and Republic Underwriters shall, upon receipt of such notice, provide Claims Notices in accordance with such reduced amounts provided, however, that such reduced amount shall not be less than $50,000.

(b) After receipt of a Claims Notice, Winterthur may at any time during the pendency of such Claim notify Republic Underwriters that Winterthur elects to have the Representative (as defined below) participate with Republic Underwriters in providing the Services, including without limitation, the administration and defense of the Claim which is the subject of the Claims Notice (a “Participating Claim”). Until such time as Winterthur notifies Republic Underwriters of its election to have the Representative participate in providing the Services with respect to such Participating Claim, the obligation to provide the Services with respect to the Claim or circumstance described in such Claims Notice will remain fully with Republic Underwriters. If Winterthur delivers such notice, Republic Underwriters shall cooperate fully with the Representative in respect of the Participating Claim.

(c) For purposes of this Agreement, the Representative shall mean Unigard Insurance Company or such alternate persons or entities named by Winterthur (which may be an affiliate of Winterthur) and consented to by Republic Underwriters, such consent not to be unreasonably withheld. Properly invoiced fees and expenses of the Representative shall be promptly paid by Republic Underwriters and will be treated as Indemnification Amounts as set forth in Article 3 and reimbursed pursuant to the provisions of Article 5. The Representative is authorized to monitor Republic Underwriters’ performance in rendering the Services in respect of Participating Claims and is further authorized to (but may decline to) fully manage and control the disposition of disputes and litigation in respect of Participating Claims, provided, however, that if litigation has been instituted in respect of a Participating Claim that includes claims for amounts for which Republic Underwriters is not entitled to indemnification under Section 3.1(e) or Section 3.1(f) due to the exception contained in each such Section (a “Special Claim”), Republic Underwriters shall control the defense of such Special Claim and such Special Claim may not be settled by the Representative unless Republic Underwriters has consented to such settlement, which consent shall not be unreasonably withheld.

(d) Republic Underwriters shall provide Winterthur and its authorized representatives with full access at all reasonable times and in a manner so as not to interfere with the normal business operations of Republic Underwriters or its affiliates, to the books and records, claim files, litigation files, work papers, information and employees of Republic Underwriters relating to the Services or the Claims, and fully cooperate with Winterthur and its authorized representatives, in each case as Winterthur may reasonably request.

ARTICLE 2 - EMPLOYEES AND EXTERNAL PERSONNEL

2.1 Internal Employees. Republic Underwriters shall make available its internal employees as is reasonably necessary to provide the Services hereunder. Republic Underwriters will use its commercially reasonable efforts to continue to make the services of its current internal employees who provided services in connection with the Claims immediately preceding the execution of this Addendum (the “Current Internal Employees”) by the Parties available during the time Republic Underwriters provides the Services and as is necessary to provide the Services consistent with the standards set forth in Section 1.3 above (subject to the continued employment of such Current Internal Employees by Republic Underwriters, which employment is and shall be “at-will”), provided that Republic Underwriters shall not without good cause terminate the employment of any Current Internal Employee without the prior written consent of Winterthur, which consent shall not be unreasonably withheld. The Current Internal Employees are listed on Attachment 2 hereto.

2.2 Additional or Replacement Internal Employees. If additional or replacement internal employees are required to provide the Services, Republic Underwriters will submit the names and qualifications of such employees to Winterthur for its approval prior to assigning such employees to perform the Services; provided, however, if the additional or replacement employees primarily perform clerical or administrative tasks and do not result in a material increase in the costs to Republic Underwriters in providing the Services, approval to assign such employees shall not be required.

2.3 External Personnel. Republic Underwriters shall retain at reasonable cost external personnel, including, but not limited to, attorneys, adjusters, investigators, experts, mediators, arbitrators, umpires, appraisers, paralegals, support staff and other third parties, to provide or assist in providing Services, all upon such terms and conditions as is reasonable, necessary and appropriate.

ARTICLE 3 - INDEMNIFICATION

3.1 Indemnification Amounts. Pursuant to the terms of the Winterthur Agreement, Winterthur indemnifies Republic Underwriters for one hundred percent of the amount by which Republic Underwriters’ liabilities and obligations, including but not limited to losses, loss adjustment expenses and assessments for Fair Access to Insurance Requirements Plans, under the Reinsurance Agreements arising out of or relating to the Northridge Earthquake exceed One Hundred Fifty Million Dollars, net of retrocessional recoveries received under Republic Underwriters’ Excess Per Risk Reinsurance Programs

(referred to herein as the “Indemnification Amounts”). The Parties acknowledge and agree that Indemnification Amounts include, but are not limited to, the following:

(a) An amount for each internal employee, including current, additional or replacement employees, equal to a percentage of compensation (salary and bonuses) paid to each such internal employee. The percentage designated for each employee shall be Republic Underwriters’ good-faith estimate of the percent of work time each internal employee dedicates to performing the Services. The applicable percentage for each current internal employee primarily responsible for providing the Services as of the date of execution of this Addendum is set forth in Attachment 2 hereto. Republic Underwriters shall change (either by increase or decrease) such percentages at any time to reflect fairly the percent of work time an employee dedicates to performing the Services; provided, however, that Republic Underwriters shall not change the percentages more often than once every three months.

(b) An amount for benefits and other salary related costs, which benefits and costs are identified on Exhibit B hereto, with respect to each internal employee, including current, additional or replacement employees, equal to a percentage of the aggregate compensation paid to each such internal employee as calculated in Section 3.1(a) above. For 2003, such percentage shall be 30% of the aggregate compensation paid to such internal employees as calculated in 3.1(a) above and such percentage shall be revised annually thereafter (taking into account the then current health care costs and retirement and other benefits) and included in each Plan delivered by Republic Underwriters to Winterthur as contemplated in Article 4 below.

(c) An amount for reimbursement for Republic Underwriters’ direct and indirect internal costs, other than costs identified in 3.1(a) and 3.1(b) above. Direct internal costs shall be supported by receipts and expense statements maintained in accordance with Republic Underwriters’ expense policies. Indirect internal costs for common support facilities and services necessary for Republic Underwriters to provide the Services shall be equal to a percentage of the aggregate compensation paid to the internal employee as calculated in Section 3.1(a) above. For 2003, such percentage shall be 16% of the aggregate compensation paid to the internal employees as calculated in 3.1(a) above and such percentage shall be revised annually thereafter and included in each Plan delivered by Republic Underwriters to Winterthur as contemplated in Article 4 below.

(d) Actual costs and expenses of third parties incurred by or on behalf of Republic Underwriters. Costs and expenses will be supported by billings and invoices to the extent possible. Costs and expenses of third parties shall be reasonable and shall be managed judiciously by Republic Underwriters on behalf of Winterthur and shall be passed to Winterthur without a profit to Republic Underwriters.

(e) Contractual and extra-contractual amounts, judgments, punitive damages, exemplary damages, interest, costs, fines, sanctions, penalties, expenses and all other amounts for which Republic Underwriters or the Companies may be liable arising out of or related to the Claims or the Services, except to the extent arising out of the negligence or willful or intentional act or failure to act of Republic Underwriters, its employees, agents or representatives occurring after the effective date of this Addendum; provided, however, that this exception shall not apply if such negligence, or willful or intentional act or failure to act of Republic Underwriters, its employees, agents or representatives occurs as a result of or pursuant to direction of the Representative.

(f) All amounts that otherwise would be Indemnification Amounts as identified in this Article 3 incurred by or on behalf of Republic Underwriters in connection with claims or litigation arising out of the Northridge Earthquake but for which a specific insurance policy is not identifiable, including, but not limited to, class action lawsuits or putative class action lawsuits, except to the extent arising out of the negligence or willful or intentional act or failure to act of Republic Underwriters, its employees, agents or representatives occurring after the effective date of this Addendum; provided, however, that this exception shall not apply if such negligence, or willful or intentional act or failure to act of Republic Underwriters, its employees, agents or representatives occurs as a result of or pursuant to direction of the Representative.

(g) Notwithstanding the provisions of Section 3.1, in no event shall Winterthur be obligated to pay to Republic Underwriters any Indemnification Amounts arising out of Section 3.1(a) and (b) for a particular year to the extent such amounts exceed ten percent (10%) of the amounts for Section 3.1(a) and (b) as set forth on the Plan (as defined below) for such calendar year.

ARTICLE 4 - WORK PLAN AND BUDGET

4.1 2004 Plan. Prior to September 30, 2003, Republic Underwriters shall provide to Winterthur a written plan setting forth a proposed work plan and budget (the “Plan”) for managing Claims during the calendar year 2004. The Plan will set forth the Claims for which Services are anticipated to be provided during the year, the current status of the Claims, a general description of the anticipated action required for the Claims, the internal employees of Republic Underwriters to be assigned to the Services and such other information as Republic Underwriters deems appropriate. The budget will set forth the costs and expenses anticipated in connection with the Services. The Parties acknowledge and agree that the Plan will represent only an estimate of the activities and costs reasonably anticipated by Republic Underwriters and that the actual Services provided and the costs and expenses actually incurred will vary from the Plan. Republic Underwriters hereby agrees that each Plan shall be based upon good faith estimates and assumptions believed by Republic Underwriters to be reasonable at the time made.

4.2 Subsequent Years’ Plans. No later than August 1 of each year subsequent to 2004 during which Republic Underwriters provides the Services, Republic Underwriters shall provide a Plan to Winterthur for the next calendar year.

4.3	Winterthur Review of Plan.

(a) Upon receipt of a Plan, Winterthur shall have thirty (30) days to review such Plan. If Winterthur notifies Republic Underwriters of any objection to the Plan, the

Parties shall in good faith attempt to resolve, within fifteen (15) days (or such longer period as the Parties may agree) following such notice their differences with respect to such Plan. If the Parties cannot resolve their differences with respect to such Plan, the Plan as proposed by Republic Underwriters shall become an addendum to the Winterthur Agreement, provided, however, that such Plan shall remain subject to and shall be adjusted retroactively (to the beginning of the relevant calendar year) and prospectively (through the end of the relevant calendar year) for (i) any revision as a result of a negotiated resolution by the Parties of their differences with respect thereto or (ii) any revision as a result of a resolution reached pursuant to the arbitration provisions set forth in Article IX of the Winterthur Agreement.

(b) During the period of any review or dispute contemplated by this Section 4.3, Republic Underwriters shall provide Winterthur and its authorized representatives with full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Republic Underwriters or its Affiliates, to all relevant books and records, claim files, litigation files, work papers, information and employees, and cooperate fully with Winterthur and its authorized representatives, in each case, as necessary or useful for the review of such Plan or for the resolution of any dispute between the Parties relating thereto.

ARTICLE 5 - FUNDING.

5.1 Monthly Invoices. Within 15 days after the end of each calendar month following the date hereof, Republic Underwriters shall render a detailed monthly invoice in the form set forth in Attachment 1 hereto (referred to herein as a “Monthly Invoice”) to Winterthur for Indemnification Amounts due in respect of such month. Within 30 days of receipt of a Monthly Invoice, Winterthur shall pay to Republic Underwriters the amounts indicated on such Monthly Invoice.

5.2 Interest.

(a) In the event that any amounts due either Party hereunder are not received by the other Party by the payment due date, interest shall accrue on such amount past due calculated as follows:

(i)	The number of full days which has expired since the due date, times

(ii)	1/365th of the one-year United States Treasury Bill Rate as quoted in The Wall Street Journal on the payment due date; times

(iii)	The amount past due, including accrued interest.

(b) It is agreed that interest shall accumulate until payment of the original amount due plus accrued interest has been received by the Party to be paid.

(c) Nothing herein shall be construed as limiting or prohibiting either Party from contesting the validity of any payment or from initiating any arbitration or other proceeding. If the debtor Party prevails in an arbitration or other proceeding, then any interest due hereunder on the amount in dispute shall be null and void. If the debtor Party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If Winterthur advances payment of any amount it is contesting, and proves to be correct in contesting such payment, either in whole or in part, Republic Underwriters shall reimburse Winterthur for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

5.3 Cash Calls. In the event that a payment in respect of a Claim is reasonably expected by Republic Underwriters to be made within ten (10) days in an amount greater than or equal to $500,000 Republic Underwriters may request in writing that Winterthur provide, and Winterthur shall so provide, such amount prior to the date of payment thereof.

5.4 Addendum No. 1. For the avoidance of doubt, the terms of this Article 5 amend and replace the sentence added to the end of Article VII (Settlement) of the Winterthur Agreement by Addendum No. 1 to the Winterthur Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Republic Underwriters Insurance Company

By:	/s/ BRUCE R. MILLIGAN
	Name:	Bruce R. Milligan
	Title:	President

Date: August 29, 2003

Winterthur Swiss Insurance Company

By:	/s/ HANS [SIGNATURE ILLEGIBLE]
Name:
	Title:	Managing Director

Date:

By:	/s/ DANIEL STIEFEL
	Name:	Daniel Stiefel
	Title:	Vice President

Date: 26/08/03

ATTACHMENT 1

Republic Underwriters Insurance Company

Monthly Invoice

Northridge Earthquake Claims

Month ending on

Statement Date

External Loss Adjustment Expense:

Fee adjusters:	$	xxxxxx
Specialist:		xxxxxx
Legal:		xxxxxx
Total External Expense	$	xxxxxx

Internal Loss Adjustment Expense:

Claims department personnel (salaries, benefits and cost center expenses):

Sally McKinney	xx.x	%	$	xxxxx
Terry Burke	xx.x	%		xxxxx
Temporary #1	xx.x	%		xxxxx
Temporary #2	xx.x	%		xxxxx

Estimated benefits and taxes	xx.x	%		xxxx
Indirect internal costs	xx.x	%		xxxx

Legal department personnel (salaries, benefits and cost center expenses):

Elizabeth Gilday	xx.x	%	$	xxxxx
Chesney Sampson	xx.x	%		Xxxxx
Debbie Jackson	xx.x	%		Xxxxx
Estimated benefits and taxes	xx.x	%		xxxx
Indirect internal costs	Xx,x	%		Xxxx

Claims department expense reports			$	xxxxx
Legal department expense reports				xxxxx
Other direct expenses				xxxxx

Total Internal Expense			$	xxxxx

Contractual, Extra-contractual, etc. Costs			$	xxxxx
Less: Cash calls during the month				Xxxxx

Total Monthly Invoice Amount			$	xxxxxx

The Total Monthly Invoice Amount is the actual amount of the indemnification to be provided by Winterthur to Republic Underwriters pursuant to the Winterthur Agreement for the previous month.

ATTACHMENT 2

1. The following internal employees currently provide direct Services for the Claims. The percentages of all compensation paid to such internal employees during the Initial Period are:

(a)	Elizabeth Gilday, Attorney - 100%

(b)	Sally McKinney, Claims Supervisor - 40%

(c)	Chesney Sampson, Legal Secretary - 25%

(d)	Debbie Jackson, Legal Secretary - 10%

(e)	Terry Burke, Claims Supervisor -100%

(f)	Jerry Jones, Vice President -5%

Exhibit A

Form of Claims Notice

☐ Original     ☐ Supplement

                                  Claims Notice

Insured	Name		Agent	Name	#

(b)	Policy No.		Mortgagees	First

	Claim No.			Second

Property Risk Address/	Address		Occupancy/ Structure	☐ Owner ☐ Tenant
Auto Garage Location	City, State		Covered Driver Name
Zip
Description

Coverage	Policy Type		Loss	Cause

	Period			D.O.L.	Time

Orig Eff Date

	Limits			Date Reported	CAT #

Endorsements

Recovery	☐ Yes ☐ No

Explain

Payment/ Reserve	Date	Current Reserve	Reserve Change	Payment to Date	Total Incurred

Facts

Claimant(s)	1		2

	3		4

	5		6

	Adjuster	Supervisor	Manager	Office	Date

Exhibit B

Benefits and Other Salary Related Costs

The benefits and other salary related costs provided for in Article 3.1(b) include, but are not limited to, the following:

•	health plans – medical, dental, vision, physicals plans

•	insurance plans – life, long-term disability, accidental death and dismemberment plans

•	retirement plans – including qualified and nonqualified defined benefit and defined contribution plans,

•	miscellaneous employee expenses – including training, cafeteria subsidies, company sponsored employee events, and

•	employer payroll taxes.

These costs do not include the following types of expenses which would be included under Article 3.1(c) and Article 3.1(d) (if any):

•	travel, vehicle and related expenses, and

•	employee placement fees and advertising expenses for replacement employees.